Exhibit 10.1

CARLOTZ, INC.

Employment Agreement
This Employment Agreement (this “Agreement”), dated as of March 18, 2022, is made by and between CarLotz, Inc., a Delaware corporation (together with any successor thereto, the “Company”), and Ozan Kaya (“Executive”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
WHEREAS, it is the desire of the Company to employ the Executive and to assure itself of the services of Executive on the terms herein provided by entering into this Agreement; and
WHEREAS, it is the desire of Executive to provide services to the Company on the terms herein provided.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, including the respective covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.Employment.
(a)General. Effective on April 25, 2022 (the “Effective Date”), the Company shall employ Executive and Executive shall remain in the employ of the Company, for the period and in the positions set forth in this Section 1, and subject to the other terms and conditions herein.
(b)Employment Term. The term of employment under this Agreement (the “Term”) shall commence on the Effective Date and end on the third anniversary of the Effective Date, subject to earlier termination as provided in Section 3 below. The Term shall automatically renew for additional twelve (12) month periods unless no later than ninety (90) days prior to the end of the applicable Term either Party gives written notice of non-renewal (“Notice of Non-Renewal”) to the other, in which case Executive’s employment will terminate at the end of the then-applicable Term, subject to earlier termination as provided in Section 3 below.
(c)Position. Executive shall serve as the President of the Company with such responsibilities, duties and authority normally associated with such position and as may from time to time be reasonably assigned to Executive by the Board, as defined below, or by the Chief Executive Officer of the Company. Executive shall report to the Chief Executive Officer of the Company. At the Company’s request, Executive shall serve the Company and/or its subsidiaries and affiliates in such other capacities in addition to the foregoing as the Company shall designate, provided that such additional capacities are consistent with Executive’s position. In the event that Executive serves in any one or more of such additional capacities, Executive’s compensation shall not automatically be increased on account of such additional service.
(d)Duties. Executive shall devote substantially all of Executive’s working time, attention and efforts to the business and affairs of the Company (which shall include service to its affiliates), except during any paid vacation or other excused absence periods or during periods of illness. Executive shall not engage in outside business activities (including serving on outside boards or committees) without the prior written consent of the Board, which consent shall not be unreasonably withheld or delayed; provided that Executive shall be permitted to (i) manage Executive’s personal, financial and legal affairs, which may include certain personal outside business activities, (ii) participate in trade associations and charitable and community affairs, and (iii) continue to serve on the board of directors or advisory boards of the companies or organizations set forth on Exhibit A attached hereto (provided that Executive may not increase his time commitment to such boards above his current commitment level in effect as of the Effective Date), in each case, subject to compliance with this Agreement and provided that such activities

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do not materially interfere with Executive’s performance of Executive’s duties and responsibilities hereunder, or violate the terms of that certain Loyalty Agreement entered into by and between Executive and the Company as of the date hereof, attached as Exhibit B hereto (the “Loyalty Agreement”). Executive agrees to observe and comply with the written rules and policies of the Company as adopted by the Company from time to time, in each case as amended from time to time, as set forth in writing and as delivered to Executive (each, a “Policy”, together, the “Policies”).
2.Compensation and Related Matters.
(a)Annual Base Salary. During the Term, Executive shall receive a base salary at a rate of $440,000 per annum, which shall be paid bi-weekly, in accordance with the customary payroll practices of the Company, and shall be pro-rated for partial years of employment. Such annual base salary shall be reviewed from time to time by the Compensation Committee of the Board (such annual base salary, as it may be adjusted from time to time pursuant to this Section 2(a), the “Annual Base Salary”). The Annual Base Salary may not be decreased during the Term other than in connection with an across-the-board decrease for all executives.
(b)Sign On Bonus. On the Company’s first regularly scheduled payroll date following the first anniversary of the Effective Date (the “First Anniversary”), the Company will pay Executive a one-time cash bonus of $440,000, subject to Executive’s continued employment through the First Anniversary (the “Sign On Bonus”).
(c)First-Year Performance Bonus. With respect to the period from the Effective Date through the First Anniversary (the “First Year”), Executive will be eligible for a performance-based bonus with a target value of $440,000, subject to Executive’s continued employment through the First Anniversary and Executive’s performance against financial goals and other metrics to be established by the Board for the First Year (the “First-Year Performance Bonus”). The First Year Performance Bonus, if earned, will be paid to Executive within one month following the First Anniversary
(d)Annual Bonus.    Beginning with fiscal year 2023, Executive will be eligible for an annual performance-based bonus (the “Annual Bonus”) with respect to each fiscal year of the Term, with a target bonus equal to 100% of Executive’s Annual Base Salary (the “Target Bonus”) and a maximum bonus equal to 200% of Executive’s Annual Base Salary. The Annual Bonus shall be based on the achievement of performance goals established in good faith by the Board within the first ninety (90) days of the calendar year, and will be paid no later than March 15th of the fiscal year after which the Annual Bonus is earned. To be eligible to receive the Annual Bonus, Executive must be employed on the last day of the Company’s fiscal year to which the Annual Bonus relates. If Executive’s employment is terminated, except for Cause as defined below, after the end of a fiscal year but before the Annual Bonus is distributed, Executive shall be entitled to the Annual Bonus attributable to Executive for the immediately preceding fiscal year, if any, as determined by the Board in its good faith discretion based upon actual performance achieved. The Company shall make this payment at the same time it pays all other employees in accordance with the Company's normal practices, but no later than March 15th of the applicable year.
(e)Equity-Based Compensation. Executive shall receive the following equity awards with respect to the Company’s common stock, par value $0.01 per share (“Company Common Stock”):
(i)Sign-On Time Based Equity Award. On the Company’s next normal equity grant date following the Effective Date, the Company will grant Executive 1,100,000 restricted stock units (the “Sign-On Time Based Equity Award”) with respect to Company Common Stock. The Sign-On Time Based Equity Award will vest in substantially equal installments on each of the first four (4) anniversaries of the Effective Date, subject to Executive’s continued employment through each applicable vesting date. The Sign-On Time Based Equity Award will otherwise be subject to the terms and conditions of the applicable Company equity plan and an award agreement to be entered into between Executive and the Company thereunder.
(ii)Sign-On Performance Equity Award. On the Company’s next normal equity grant date following the Effective Date, the Company will grant Executive 1,100,000

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performance restricted stock units with respect to Company Common Stock (the “Sign-On Performance Equity Award”). The Sign-On Performance Equity Award will vest, subject to Executive’s continued employment through the applicable vesting date, as follows: (x)  one-third of the shares will vest on the first day the Company’s stock achieves a twenty (20) trading-day volume weighted average price of $4.00 (the threshold price); (y) one-third of the shares will vest on the first day the Company’s stock achieves a twenty (20) trading-day volume weighted average price of $8.00 (the target price); and (z) one-third of the shares will vest on the first day the Company’s stock achieves a twenty (20) trading-day volume weighted average price of $12.00 (the maximum price). The Sign-On Performance Equity Award will otherwise be subject to the terms and conditions of the applicable Company equity plan and an award agreement to be entered into between Executive and the Company thereunder.
(iii) Future Equity Awards. The Sign-On Time Based Equity Award and the Sign-On Performance Equity Award are in lieu of any other equity grant to Executive in fiscal year 2022. During the Term, following fiscal year 2022, Executive shall have the right to receive stock options, restricted stock, restricted stock units, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans as the Company may determine on a basis not less favorable than that provided to the class of employees that includes Executive and taking into account Executive’s position with the Company and customary award grants of similar publicly-traded companies.

(f)Benefits. During the Term, Executive shall be eligible to participate in employee benefit plans, programs and arrangements as the Company may from time to time offer to provide to its executives, consistent with the terms thereof and as such plans, programs and arrangements may be amended from time to time. Notwithstanding the foregoing, nothing herein is intended, or shall be construed, to require the Company to institute or continue any, or any particular, plan or benefit. In no event shall Executive be eligible to participate in any severance plan or program of the Company, except as set forth in Section 4 below.
(g)Vacation; Holidays. During the Term, Executive shall be entitled to twenty (20) days of paid time off, three (3) floating holidays, and four (4) Company holidays per calendar year (pro-rated for partial years), accruing in accordance with the Policies. Any vacation shall be taken at the reasonable and mutual convenience of the Company and Executive. Unused vacation will carry over from calendar year to calendar year in accordance with the Policies and any applicable state or local law. Upon termination of employment, the Executive will be entitled to payment for accumulated unused vacation for the year of termination. In addition, the Company will offer to Executive employee time off for standard Company holidays in accordance with the Policies.
(h)Business Expenses. During the Term, the Company shall reimburse Executive for all reasonable travel and other business expenses incurred by Executive in the performance of Executive’s duties to the Company in accordance with the Company’s expense reimbursement Policy.
(i)Automobile Allowance. The Company will provide Executive with an annual automobile allowance of $12,000 (less applicable withholdings and deductions), which includes vehicle cost, maintenance and insurance.
(j)Indemnification. The Company hereby agrees to indemnify Executive and hold Executive harmless to the fullest extent permitted under the organizational documents of the Company and applicable law against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney’s fees), losses, and damages (including advancement of fees and expenses) resulting from Executive’s performance of Executive’s duties and obligations with the Company hereunder. The Company shall cover Executive under directors’ and officers’ liability insurance both during and, while potential liability exists, after the Term in the same amount and to the same extent as the Company covers its other officers and directors. The foregoing obligations shall survive the termination of Executive’s employment with the Company.

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3.Termination.
(a)Circumstances. Executive’s employment hereunder may be terminated by the Company or Executive, as applicable, without any breach of this Agreement under the following circumstances:
(i)Death. Executive’s employment hereunder shall terminate automatically upon Executive’s death.
(ii)Disability. If Executive has incurred a Disability, as defined below, the Company may terminate Executive’s employment.
(iii)Termination for Cause. The Company may terminate Executive’s employment for Cause, as defined below.
(iv)Termination without Cause. The Company may terminate Executive’s employment without Cause, which shall include Executive’s termination as a result of the Company delivering a Notice of Non-Renewal.
(v)Resignation from the Company with Good Reason. Executive may resign Executive’s employment with the Company with Good Reason, as defined below.
(vi)Resignation from the Company without Good Reason. Executive may resign Executive’s employment with the Company for any reason other than Good Reason or for no reason, which shall include Executive’s termination as a result of Executive delivering a Notice of Non-Renewal.
(b)Notice of Termination. During the Term, any termination of Executive’s employment by the Company or by Executive under this Section 3 (other than termination pursuant to Sections 3(a)(i)) shall be communicated by a written notice (a “Notice of Termination”) to the other Party hereto (i) indicating the specific termination provision in this Agreement relied upon, (ii) except with respect to a termination pursuant to Section 3(a)(iv) or 3(a)(vi), setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) specifying a Date of Termination (as defined below). The failure by either party to set forth in the Notice of Termination any fact or circumstance shall not waive any right of the party hereunder or preclude the party from asserting such fact or circumstance in enforcing the party’s rights hereunder.
(c)Termination Date. For purposes of this Agreement, “Date of Termination” shall mean the date of the termination of Executive’s employment with the Company, which, if Executive’s employment is terminated as a result of Executive’s death, will be the date of Executive’s death, and otherwise shall be the date specified in a Notice of Termination. Except in the case of a termination pursuant to Sections 3(a)(i) and (ii) above, the Date of Termination shall be at least fifteen (15) days following the date of the Notice of Termination or such later date as may be required pursuant to this Agreement. Notwithstanding the foregoing, (i) the Company may deliver its Notice of Termination to Executive that specifies any Date of Termination that occurs on or after the date of its Notice of Termination, (ii) in the event that Executive delivers a Notice of Termination to the Company, the Company may, in its sole discretion, change the Date of Termination to any date that occurs on or following the date of the Notice of Termination and is prior to the Date of Termination specified in the Notice of Termination, and (iii) if the Executive’s employment is to terminate at the end of a Term, the Date of Termination shall be the last day of such Term.
(d)Deemed Resignation. Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any of its subsidiaries.

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4.Obligations upon a Termination of Employment.
(a)Company Obligations upon Termination. Upon termination of Executive’s employment pursuant to any of the circumstances listed in Section 3(a) above, Executive (or Executive’s estate) shall be entitled to receive the sum of: (i) the portion of Executive’s Annual Base Salary earned through the Date of Termination, but not yet paid to Executive, which shall be paid as described in Section 2(a) above; (ii) except in the event of termination for Cause pursuant to Section 3(a)(iii), any unpaid Annual Bonus payable pursuant to Section 2(d); (iii) any expenses owed to Executive pursuant to Section 2(h) above, which shall be paid within thirty (30) days after the Date of Termination; (iv) any accumulated unused vacation, which shall be paid in a lump sum within thirty (30) days after the Date of Termination; and (v) any amount accrued and arising from Executive’s participation in, or benefits accrued under any employee benefit plans, programs or arrangements, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements (collectively, the “Company Arrangements”). Except as otherwise expressly required by law or as specifically provided in a Company Arrangement or herein, all of Executive’s rights to salary, severance, benefits, bonuses and other compensatory amounts hereunder (if any) shall cease upon the termination of Executive’s employment hereunder.
(b)Executive’s Obligations upon Termination.
(i)Cooperation. For a period of three (3) years following the Date of Termination, Executive shall provide Executive’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive’s employment hereunder; provided the Company shall indemnify and hold harmless Executive with respect to any such cooperation and reimburse Executive for Executive’s reasonable costs and expenses (including legal counsel selected by Executive and reasonably acceptable to the Company), within thirty (30) days after the incurrence by Executive of such costs and expenses, and such cooperation shall not unreasonably burden Executive or unreasonably interfere with any subsequent employment or other activities that Executive may undertake. If Executive is no longer employed by the Company, Executive will be paid a reasonable hourly rate (such hourly rate to be no less than his most recent Base Salary under this Agreement divided by 2000) for his time spent providing such cooperation.
(ii)Return of Company Property. Executive hereby acknowledges and agrees that all Personal Property (as defined below) and equipment furnished to, or prepared by, Executive in the course of, or incident to, Executive’s employment, belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment (and will not be kept in Executive’s possession or delivered to anyone else). For purposes of this Agreement, “Personal Property” includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), keys, building card keys, company credit cards, telephone calling cards, computer hardware and software, laptop computers, docking stations, cellular and portable telephone equipment, personal digital assistant (PDA) devices and all other proprietary information relating to the business of the Company or its subsidiaries or affiliates. Notwithstanding the foregoing, Personal Property shall not include (i) copies of documents relating to any employee benefit plans applicable to Executive, (ii) income records to the extent necessary for Executive to prepare Executive’s individual tax returns, or (iii) any other records, notes, documents and property that are inconsequential or de minimis in value or that relate to Executive’s compensation, equity, tax records and other personal information. Following termination, Executive shall not retain any written or other tangible Personal Property containing any proprietary information of the Company or its subsidiaries or affiliates. Notwithstanding the foregoing, the Company shall provide Executive, for no less than thirty (30) days after termination of Executive’s employment, a reasonable opportunity to recover and obtain records, notes, documents and property that are personal to Executive and do not constitute Personal Property of the Company, and the Company will not retain any Executive property, information, documents and records, including without limitation Executive’s emails and similar electronic records, that the Company is not required by law to retain.

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(c)Severance Payments upon a Termination without Cause or Resignation with Good Reason.
(i)If, during the Term and not in a Change in Control Period, Executive’s employment terminates pursuant to Section 3(a)(iv) above due to the Company’s termination without Cause or pursuant to Section 3(a)(v) above due to Executive’s resignation with Good Reason, then, subject to Executive’s delivery to the Company of an executed waiver and release of claims in a form approved by the Company (the “Release”) that becomes effective and irrevocable in accordance with Section 9(n) below, and Executive’s continued compliance with Section 5 below, Executive shall receive, in addition to the payments and benefits set forth in Section 4(a) above, the following:
(A)an amount in cash equal to twelve (12) months of Executive’s then-existing Annual Base Salary, payable, less applicable withholdings and deductions, in the form of salary continuation in regular installments over the 12-month period following the date of Executive’s Separation from Service in accordance with the Company’s normal payroll practices, no less frequently than monthly, with the first of such installments to commence on the first regular payroll date following the date the Release becomes effective and irrevocable or as otherwise provided in Section 9(n) below;
(B)if not yet paid, the Sign On Bonus, which will be paid on the first regularly scheduled payroll date following the First Anniversary;
(C)if not yet paid, a pro-rated portion (based on the number of days Executive was employed by the Company during the calendar year in which the Date of Termination occurs) of the First-Year Performance Bonus that Executive would have earned had Executive remained employed through the First Anniversary, as determined by the Board in good faith. If and to the extent earned, such pro-rated First-Year Performance Bonus shall be paid within one month following the First Anniversary;
(D)a pro-rated portion (based on the number of days Executive was employed by the Company during the calendar year in which the Date of Termination occurs) of the Annual Bonus that Executive would have earned had Executive remained employed through the end of the calendar year in which Executive’s Date of Termination occurred, as determined by the Board in good faith. If and to the extent earned, such pro-rated Annual Bonus shall be paid out at the same time annual bonuses are paid generally to other executives of the Company for the relevant year, less applicable withholdings and deductions, but in no event later than March 15th of the year immediately following that in which the Date of Termination occurs;
(E)the vesting and, if applicable, exercisability shall be accelerated (and, if applicable, all restrictions and rights of repurchase on such awards shall lapse) effective as of immediately prior to the Date of Termination with respect to that number of shares subject to Executive’s then outstanding equity awards that would have become vested during the twelve (12) month period following the Date of Termination as if Executive had remained employed by the Company through such date (excluding any such awards that vest in whole or in part based on the attainment of performance-vesting conditions, which shall be governed by the terms of the applicable award agreement); and

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(F)during the period commencing on the Date of Termination and ending on the twelve (12) month anniversary thereof or, if earlier, the date on which Executive becomes eligible for comparable replacement coverage under a subsequent employer’s group health plan (in any case, the “COBRA Period”), subject to Executive’s valid election to continue healthcare coverage under Section 4980B of the Code and the regulations thereunder, the Company shall, in its sole discretion, either (A) continue to provide to Executive and Executive’s dependents, at the Company’s sole expense, or (B) reimburse Executive and Executive’s dependents for coverage under its group health plan (if any), at the same levels and costs in effect on the Date of Termination (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars); provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or Executive’s dependents under its group health plans or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the COBRA Period (or remaining portion thereof).
(ii)If, during the Term and during a Change in Control Period, Executive’s employment terminates pursuant to Section 3(a)(iv) above due to the Company’s termination without Cause or pursuant to Section 3(a)(v) above due to Executive’s resignation with Good Reason, then, subject to Executive’s delivery to the Company of a Release that becomes effective and irrevocable in accordance with Section 9(n) below, and Executive’s continued compliance with Section 5 below, Executive shall receive, in addition to the payments and benefits set forth in Section 4(a) above (but without duplication of any payments payable pursuant to Section 4(c)(i)), the following:
(A)an amount in cash equal to twelve (12) months of the sum of (1) Executive’s then-existing Annual Base Salary and (2) Executive’s Target Bonus, less applicable withholdings and deductions, payable in the form of salary continuation in regular installments over the twelve (12)-month period following the date of Executive’s Separation from Service in accordance with the Company’s normal payroll practices, no less frequently than monthly, with the first of such installments to commence on the first regular payroll date following the date the Release becomes effective and irrevocable or as otherwise provided in Section 9(n) below; provided, however that (x) if Executive’s employment terminates under the circumstances described herein on or within twelve (12) months after the Change in Control (and provided such Change in Control constitutes a change in control event within the meaning of Section 409A of the Code), such amount will be paid in the form of a single lump sum in accordance with the Company’s normal payroll practices on the first regular payroll date following the date the Release becomes effective and irrevocable or as otherwise set forth in Section 9(n) below, (y) if Executive’s employment terminates under the circumstances described herein within the six (6) months prior to the Change in Control (and such Change in Control constitutes a change in control event within the meaning of Section 409A of the Code), the portion of Executive’s severance that equals the Target Bonus will be paid in the form of a single lump sum in accordance with the Company’s normal payroll practices on the first regular payroll date following the later of the date the Release becomes effective and irrevocable or as otherwise set forth in Section 9(n) below and the date of the

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Change in Control, and (z) if Executive’s employment terminates under the circumstances described herein within the six (6) months prior to the Change in Control (and such Change in Control does not constitute a change in control event within the meaning of Section 409A of the Code), the portion of Executive’s severance that equals the Target Bonus will be paid in the form of a single lump sum in accordance with the Company’s normal payroll practices on the first regular payroll date following the later of the date the Release becomes effective and irrevocable or as otherwise set forth in Section 9(n) below and the date that is six (6) months after the Date of Termination;
(B)if not yet paid, the Sign On Bonus, which will be paid on the first regularly scheduled payroll date following the First Anniversary;
(C)if not yet paid, a pro-rated portion (based on the number of days Executive was employed by the Company during the calendar year in which the Date of Termination occurs) of the First-Year Performance Bonus that Executive would have earned had Executive remained employed through the First Anniversary, as determined by the Board in good faith. If and to the extent earned, such pro-rated First-Year Performance Bonus shall be paid within one month following the First Anniversary;
(D)a pro-rated portion (based on the number of days Executive was employed by the Company during the calendar year in which the Date of Termination occurs) of the Annual Bonus that Executive would have earned had Executive remained employed through the end of the calendar year in which Executive’s Date of Termination occurred, as determined by the Board in good faith. If and to the extent earned, such pro-rated Annual Bonus shall be paid out at the same time annual bonuses are paid generally to other executives of the Company for the relevant year, less applicable withholdings and deductions, but in no event later than March 15th of the year immediately following that in which the Date of Termination occurs;
(E)the vesting and, if applicable, exercisability shall be accelerated (and, if applicable, all restrictions and rights of repurchase on such awards shall lapse) effective as of immediately prior to the Date of Termination with respect to 100% of the shares subject to Executive’s then outstanding equity awards (including any such awards that vest in whole or in part based on the attainment of performance-vesting conditions, which shall vest based on actual performance as of the Date of Termination and otherwise be governed by the terms of the applicable award agreement); and
(F)during the COBRA Period, subject to Executive’s valid election to continue healthcare coverage under Section 4980B of the Code and the regulations thereunder, the Company shall, in its sole discretion, either (A) continue to provide to Executive and Executive’s dependents, at the Company’s sole expense, or (B) reimburse Executive and Executive’s dependents for coverage under its group health plan (if any), at the same levels and costs in effect on the Date of Termination (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars); provided, however, that if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover Executive or

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Executive’s dependents under its group health plans or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to Executive in substantially equal monthly installments over the COBRA Period (or remaining portion thereof).
(d)No Requirement to Mitigate; Survival. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or in any other manner. Notwithstanding anything to the contrary in this Agreement, the termination of Executive’s employment shall not impair the rights or obligations of any Party.
(e)No Other Severance. Executive shall not be entitled to any severance benefits, pay in lieu of notice, or other similar benefits from the Company in connection with Executive’s termination other than as set forth herein.
(f)Survival. Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5 through 9 of this Agreement will survive the termination of Executive’s employment and the termination of the Term.
5.Restrictive Covenants and Confidentiality.
As a condition to the effectiveness of this Agreement, Executive will execute and deliver to the Company contemporaneously herewith Exhibit B, the Loyalty Agreement. Executive agrees to abide by the terms of the Loyalty Agreement, which are hereby incorporated by reference into this Agreement. Executive acknowledges that the provisions of the Loyalty Agreement will survive the termination of Executive’s employment and the termination of the Term for the periods set forth in the Loyalty Agreement. Notwithstanding any other provision of this Agreement, no payment shall be made or benefit provided pursuant to Section 4(c) following the date Executive first violates any of the restrictive covenants set forth in the Loyalty Agreement, and as of the first date on which Executive violates any such restrictive covenants, Executive shall pay the Company an amount equal to the sum of all payments theretofore paid to Executive pursuant to Section 4(c).
6.Assignment and Successors.
The Company may assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company, Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only by will or the laws of descent and distribution or operation of law. Notwithstanding the foregoing, Executive shall be entitled, to the extent permitted under applicable law and Company Arrangements, to select and change a beneficiary or beneficiaries to receive compensation hereunder following Executive’s death by giving written notice thereof to the Company.
7.Certain Definitions.
(a)Board. The “Board” shall mean the Board of Directors of the Company or an authorized committee of the Board.
(b)Cause. “Cause” shall mean any of the following:
(i)Executive’s commission of any act or omission that results in, or is reasonably expected in good faith to result in, a conviction of (or plea of no contest or nolo contendere to) any felony (other than in connection with a traffic violation that does not result in imprisonment) under any state, federal or foreign law or any crime involving moral turpitude or dishonesty or

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that would reasonably be expected to cause material reputational or other material harm or damage to the Company;
(ii)Executive’s commission of an act of fraud, embezzlement, misappropriation of funds, material malfeasance, breach of fiduciary duty or other willful and material act of misconduct, in each case, against the Company;
(iii)any willful, material damage to any material property of the Company by Executive;
(iv)Executive’s willful, intentional and repeated failure to (A) substantially perform Executive’s material job functions hereunder (other than any such failure resulting from Executive’s Disability or during periods of illness), or (B) carry out or comply with a lawful and reasonable directive of the Board or the Chief Executive Officer, in each case which failure has not been cured (or cannot be cured) within thirty (30) days after the Company gives written notice to Executive regarding such failure;
(v)Executive’s breach of any Policy causing material reputational or other material harm or damage to the Company, which breach has not been cured (or cannot be cured) within thirty (30) days after the Company gives written notice to Executive regarding such breach;
(vi)Executive’s unlawful use (including being under the influence) of illegal drugs or continued excessive use of alcohol, in each case that materially impairs Executive’s ability to perform Executive’s duties contemplated hereunder;
(vii)Any grossly negligent or reckless act by Executive resulting in or causing material reputational or other material harm or damage to the Company; and
(viii)Executive’s material breach of this Agreement, the Loyalty Agreement or any other written agreement between Executive and the Company and failure to cure such breach (if capable of cure) within thirty (30) days after the Company gives written notice to Executive regarding such breach.
For purposes of this definition, an action or inaction is only “willful” if it is done or omitted by Executive without a good faith and reasonable belief that such action or inaction is in the best interests of the Company or any of its affiliates. The failure by the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company’s rights hereunder. Notwithstanding the foregoing, a termination for Cause shall be deemed to occur if following Executive's termination of employment for any reason the Company determines that circumstances existing prior to such termination would have entitled the Company to terminate Executive's employment for Cause.
(c)Change in Control. “Change in Control” shall have the meaning set forth in the version of the Company’s 2020 Incentive Award Plan in effect on the Effective Date.
(d)Change in Control Period. “Change in Control Period” shall mean either of (i) the six (6)-month period prior to the consummation of a Change in Control; provided that such period shall begin no earlier than the date the Company commences substantial discussions to effect a transaction that would constitute a Change in Control if consummated, and (ii) the period beginning upon the consummation of a Change in Control and ending twelve (12) months following the consummation of such Change in Control.
(e)Code. “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.

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(f)Disability. “Disability” shall mean a disability within the meaning of Section 22(e)(3) of the Code, as it may be amended from time to time. Any determination of the Executive’s Disability made in good faith by the Board shall be conclusive and binding on the Executive, unless within ten (10) days after written notice to the Executive of such determination, the Executive elects by written notice to the Company to challenge such determination, in which case determination of Disability shall be made by arbitration pursuant to Section 9(i) below.
(g)Good Reason. For the sole purpose of determining Executive’s right to severance payments and benefits as described above, “Good Reason” shall mean any one of the following, that occurs without Executive’s written consent:
(i)a material reduction in Executive’s Annual Base Salary (except pursuant to the last sentence of Section 2(a)) or Target Bonus;
(ii)a material diminution in Executive’s duties, authority or responsibilities;
(iii)a material breach by the Company of this Agreement or any other written agreement with Executive.
Notwithstanding the foregoing, no Good Reason will have occurred unless and until: (A) Executive has provided the Company, within sixty (60) days of becoming aware of the initial occurrence of the Good Reason event, written-notice stating with specificity the applicable facts and circumstances underlying such finding of Good Reason; and (B) the Company or the successor company fails to cure such condition within forty-five (45) days after receiving such written notice (the “Cure Period”) and (C) Executive’s resignation based on such Good Reason is effective within thirty (30) days after expiration of the Cure Period with the Company or the successor company having failed to cure same.
8.Parachute Payments.
(a)Notwithstanding any other provisions of this Agreement or any Company Arrangement, in the event that any payment or benefit by the Company or otherwise to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (all such payments and benefits, including the payments and benefits under Section 4 above, being hereinafter referred to as the “Total Payments”), would be subject (in whole or in part) to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Total Payments shall be reduced (in the order provided in Section 8(b) below) to the minimum extent necessary to avoid the imposition of the Excise Tax on the Total Payments, but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of the Excise Tax to which Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).
(b)The Total Payments shall be reduced in the following order: (i) reduction on a pro-rata basis of any cash severance payments that are exempt from Section 409A of the Code (“Section 409A”), (ii) reduction on a pro-rata basis of any non-cash severance payments or benefits that are exempt from Section 409A, (iii) reduction on a pro-rata basis of any other payments or benefits that are exempt from Section 409A, and (iv) reduction of any payments or benefits otherwise payable to Executive on a pro-rata basis or such other manner that complies with Section 409A; provided, in case of subclauses (ii), (iii) and (iv), that reduction of any payments attributable to the acceleration of vesting of Company equity awards shall be first applied to Company equity awards that would otherwise vest last in time.
(c)The Company will select an adviser with experience in performing calculations regarding the applicability of Section 280G of the Code and the Excise Tax, provided that the adviser’s

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determination shall be made based upon “substantial authority” within the meaning of Section 6662 of the Code (the “Independent Advisors”) to make determinations regarding the application of this Section 8. The Independent Adviser shall provide its determination, together with detailed supporting calculations and documentation, to Executive and the Company within fifteen (15) business days following the date on which Executive’s right to the Total Payments is triggered, if applicable, or such other time as requested by Executive (provided that Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax) or the Company. The costs of obtaining such determinations and all related fees and expenses (including related fees and expenses incurred in any later audit) shall be borne by the Company. Any good faith determinations of the Independent Adviser made hereunder shall be final, binding and conclusive upon the Company and Executive.
(d)In the event it is later determined that to implement the objective and intent of this Section 8, (i) a greater reduction in the Total Payments should have been made, the excess amount shall be returned promptly by Executive to the Company or (ii) a lesser reduction in the Total Payments should have been made, the excess amount shall be paid or provided promptly by the Company to Executive, except to the extent the Company reasonably determines would result in imposition of an excise tax under Section 409A.
9.Miscellaneous Provisions.
(a)Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of California without reference to the principles of conflicts of law of the State of California or any other jurisdiction that would result in application of the laws of a jurisdiction other than the State of California, and where applicable, the laws of the United States. The Company and Executive agree to attempt to resolve disputes under this Agreement between them quickly and fairly, and in good faith.
(b)Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
(c)Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 9(c)):
(i)If to the Company:
CarLotz, Inc.
611 Bainbridge Street, Suite 100
Richmond, VA 23224
Attn: Board of Directors
Email

With a copy to:
Freshfields Bruckhaus Deringer LLP
601 Lexington Ave,
New York, NY 10022
Attn: Valerie Jacob and Lori Goodman
Valerie.Jacob@freshfields.com
Lori.Goodman@freshfields.com

(ii)If to Executive, to the last address that the Company has in its personnel records for Executive, or
(iii)At any other address as any Party shall have specified by notice in writing to the other Party.

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(d)Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile or PDF shall be deemed effective for all purposes.
(e)Entire Agreement. The terms of this Agreement, the Loyalty Agreement, any indemnification agreement between the Company and Executive and any equity award agreement between the Company and Executive are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and supersede all prior understandings and agreements, whether written or oral, including without limitation any prior employment agreement, offer letter between Executive and the Company. The Parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.
(f)Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and a duly authorized representative of Company. By an instrument in writing similarly executed, Executive or a duly authorized representative of the Company may waive compliance by the other Party with any specifically identified provision of this Agreement that such other Party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.
(g)No Inconsistent Actions. The Parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the Parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.
(h)Construction. This Agreement shall be deemed drafted equally by both the Parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any Party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (i) the plural includes the singular and the singular includes the plural; (ii) “and” and “or” are each used both conjunctively and disjunctively; (iii) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (iv) “includes” and “including” are each “without limitation”; (v) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (vi) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.
(i)Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement, shall be settled solely and exclusively by a binding arbitration process administered by JAMS/Endispute in the State of California. Such arbitration shall be conducted in accordance with the then-existing JAMS/Endispute Rules of Practice and Procedure. The arbitrator shall: (i) provide adequate discovery for the resolution of the dispute; and (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall award the prevailing Party attorneys’ fees and expert fees, if any. The Parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided, however, that nothing in this subsection shall be construed as precluding the bringing of an action for injunctive relief or specific performance as provided in this Agreement or the Confidentiality Agreement. This dispute resolution process and any arbitration hereunder shall be confidential and neither any Party nor the neutral arbitrator shall disclose the existence, contents or results of such process without the prior written consent of all Parties, except where necessary or compelled in a court to enforce this arbitration provision or an award from such arbitration or otherwise in a legal proceeding. If JAMS/Endispute no longer exists or is otherwise unavailable, the Parties agree that the

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American Arbitration Association (“AAA”) shall administer the arbitration in accordance with its then-existing rules as modified by this subsection. In such event, all references herein to JAMS/Endispute shall mean AAA. Executive and the Company understand that by agreement to arbitrate any claim pursuant to this Section 9(i), they will not have the right to have any claim decided by a jury or a court, but shall instead have any claim decided through arbitration. Executive and the Company waive any constitutional or other right to bring claims covered by this Agreement other than in their individual capacities. Except as may be prohibited by applicable law, the foregoing waiver includes the ability to assert claims as a plaintiff or class member in any purported class or representative proceeding. Notwithstanding the foregoing, Executive and the Company each have the right to resolve any issue or dispute over intellectual property rights by court action instead of arbitration.
(j)Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(k)Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges that the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.

(l)Whistleblower Protections and Trade Secrets. Notwithstanding anything to the contrary contained herein, nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any United States governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation (including the right to receive an award for information provided to any such government agencies). Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (A) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (B) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
(m)Section 409A.
(i)General. The intent of the Parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. Except as otherwise permitted under Section 409A, no payment hereunder shall be accelerated or deferred unless such acceleration or deferral would not result in additional tax or interest pursuant to Section 409A. All amounts payable to the Executive pursuant to Section 4(b) shall, to the maximum extent permitted by Section 409A, be made in reliance on Section 1.409A-1(b)(9) (Separation Pay Plans) or Section 1.409A-1(b)(4) (Short-Term Deferrals) of the Department of Treasury regulations.
(ii)Separation from Service. Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that is considered

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nonqualified deferred compensation under Section 409A and is designated under this Agreement as payable upon Executive’s termination of employment shall be payable only upon Executive’s “separation from service” with the Company within the meaning of Section 409A (a “Separation from Service”).
(iii)Specified Employee. Notwithstanding anything in this Agreement to the contrary, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of Executive’s Separation from Service with the Company or (B) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein.
(iv)Expense Reimbursements. To the extent that any reimbursements under this Agreement are subject to Section 409A, any such reimbursements payable to Executive shall be paid to Executive no later than December 31st of the year following the year in which the expense was incurred; provided that Executive submits Executive’s reimbursement request promptly following the date the expense is incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, other than medical expenses referred to in Section 105(b) of the Code, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.
(v)Installments. Executive’s right to receive any installment payments under this Agreement, including without limitation any continuation salary payments that are payable on Company payroll dates, shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A.
(n)Release. Notwithstanding anything to the contrary in this Agreement, to the extent that any payments due under this Agreement as a result of Executive’s termination of employment are subject to Executive’s execution and delivery of a Release in the form attached hereto as Exhibit E, (i) the Company shall deliver the Release to Executive within ten (10) business days following Executive’s Date of Termination, and the Company’s failure to deliver a Release prior to the expiration of such ten (10) business day period shall constitute a waiver of any requirement to execute a Release, (ii) if Executive fails to execute the Release on or prior to the Release Expiration Date (as defined below) or timely revokes Executive’s acceptance of the Release thereafter, Executive shall not be entitled to any payments or benefits otherwise conditioned on the Release, and (iii) in any case where Executive’s Date of Termination and the last day of the applicable revocation period fall in two separate taxable years, any payments required to be made to Executive that are conditioned on the Release and are treated as nonqualified deferred compensation for purposes of Section 409A shall be made in the later taxable year. For purposes hereof, “Release Expiration Date” shall mean the date that is twenty-one (21) days following the date upon which the Company timely delivers the Release to Executive, or, in the event that Executive’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty-five (45) days following such delivery date. To the extent that any payments of nonqualified deferred compensation (within the meaning of Section 409A) due under this Agreement as a result of Executive’s termination of employment are delayed pursuant to this Section 9(n), such amounts shall be paid in a lump sum on the first payroll date following the date that Executive executes and does

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not revoke the Release (and the applicable revocation period has expired) or, in the case of any payments subject to Section 9(n)(iii), on the first payroll period to occur in the subsequent taxable year, if later.
10.Executive Acknowledgement.
Executive acknowledges that Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on Executive’s own judgment.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and year first above written.
CARLOTZ, INC.

By: /s/ Linda Abraham _________
Name: Linda Abraham
Title: Director

EXECUTIVE

/s/ Ozan Kaya_________________
Ozan Kaya

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EXHIBIT A
CURRENT SERVICE

1.Brilliant.com

2.Monica+Andy

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EXHIBIT B
LOYALTY AGREEMENT
CARLOTZ, INC.
LOYALTY AGREEMENT
THIS AMENDED AND RESTATED LOYALTY AGREEMENT (this “Agreement”) is made as of March 19, 2022 (the “Effective Date”), by and between CarLotz, Inc., a Delaware corporation (the “CarLotz”), and Ozan Kaya (“I” or “me”). This Agreement is referenced as Exhibit B to the employment agreement between the Company and Executive dated March 19, 2022 (the “Employment Agreement”).
NOW, THEREFORE, in exchange and consideration for (a) my being employed as an employee, officer, director, or independent contractor of (i) CarLotz, (ii) any affiliate of CarLotz, and/or (iii) any entity with respect to which more than 30% of the outstanding shares or other equity interests thereof are owned, directly or indirectly, by CarLotz (each of (i), (ii) or (iii) for whom I am so employed at any time after the date hereof or for any of whose customers I provide services or products within the Restricted Business (as defined in Section 3) on behalf of any of (i), (ii) or (iii) at any time after the date hereof, jointly and severally and together with any successors and assignees under Section 13(d) below, the “Company”), and all wages, salary, bonuses, compensation, and benefits associated with my employment as an employee (whether full-time, part-time, or casual), officer, manager, director, or independent contractor of the Company and (b) for other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, do hereby agree as follows:
1.Not an Employment Agreement. I agree, understand and acknowledge that this Agreement is not an employment agreement.
2.Confidential Information.
(a)    Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use (except for the benefit of the Company to fulfill my obligations to it) or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company (the “Board”), any Confidential Information of the Company. I agree that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, any non-public research, product or service plans, products, services, customer lists, investor lists, and customers and investors (including, but not limited to, customers of the Company on whom I called, to whom I rendered services or provided products or with whom I became acquainted during the term of my employment), pricing, costs, markets, summaries, investment strategies, marketing strategies and other strategies, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration, marketing, financial information or other business information obtained by me or disclosed to me by the Company or any other person or entity during the term of and in connection with my employment with the Company either directly or indirectly in writing, orally by drawings, by observation of services, products, systems or other aspects of the Company’s business or otherwise.
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(b)Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished or published document containing confidential or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.
(c)Inventions.
(i)Inventions Contributed, Retained and Licensed. I hereby
contribute, transfer and assign to the Company all of my right, title and interest in and to any and all patents, patents pending, discoveries, copyrights, trademarks, service marks, original works of authorship, developments, inventions, trade secrets, improvements, enhancements, extensions, innovations, designs, intellectual properties or rights of whatsoever kind or nature, both tangible and intangible, including without limitation all goodwill associated with the foregoing, whether or not patentable or copyrightable, which are related to any items, ideas or activities described on Exhibit C (collectively, “Prior Inventions”), except for those Prior Inventions listed on Exhibit D hereto, ownership of which I hereby retain (“Retained Inventions”). I represent that Exhibit D is a complete list of my Retained Inventions that I desire to have specifically excluded from my obligations under this Section. If no items are listed on Exhibit D, I hereby represent that there are no such Retained Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or service a Retained Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide, unlimited license to make, have made, modify, use and sell such Retained Invention as part of or in connection with such products, process or service.
(ii)Assignment of Future Inventions.
(a)I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and shall contribute, transfer and assign to the Company, or its designee, all my right, title, and interest in and to any and all patents, patents pending, copyrights, trademarks, service marks, discoveries, original works of authorship, developments, inventions, trade secrets, improvements, enhancements, extensions, innovations, designs, intellectual properties or rights of whatsoever kind or nature, both tangible and intangible, including without limitation all goodwill associated with the foregoing, whether or not patentable or copyrightable, under copyright or similar laws, including without limitation all goodwill associated with the foregoing, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice during the period of time I am in the employ of the Company (collectively referred to as “Inventions”), but excluding Excluded Inventions (as defined in Section 2(c)(ii)(b) below). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protected by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I shall not knowingly incorporate any invention, original work of authorship, development, improvement, or trade
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secret owned, in whole or in part, by any third party, into any Invention without the Company’s prior written permission.

(b)Inventions covered by Section 2(c)(ii)(a) above do not include any invention that I develop entirely on my own time and to which all of the following apply: (x) its development did not involve the use of any equipment, supplies, facilities or trade secret or proprietary information of the Company; (y) it is not related to or useful to a Restricted Business; and (z) it does not result from any work performed by me for the Company. In addition, the Inventions covered by Section 2(c)(ii)(a) above do not include any Retained Inventions. The inventions described in this Section 2(c)(ii)(b) are collectively referred to as “Excluded Inventions.”

(iii)Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of and in connection with my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.
(iv)Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, trademarks, service marks, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, trademarks, service marks or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents, copyright, trademarks, service marks, or other intellectual property registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright, trademark, service mark, or other intellectual property registrations contemplated by this Section 2(c)(iv) with the same legal force and effect as if executed by me. THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.
(d)Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.
3.Conflicting Employment. Without limiting the application of Section 9 below, I agree that, during the term of my employment with the Company, I will not engage in any other employment,
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occupation, consulting or other business activity directly related to the: (i) vehicle retailing business, (ii) vehicle auction business, or (iii) vehicle rental, vehicle finance or vehicle leasing business, in each case within this clause (iii) related to the remarketing of vehicles for the secondary market (any of these, a “Restricted Business”). without the advance written approval of the Board of the Company. During the term of my employment with the Company, I also will not own, operate or control, or participate in the ownership, management, operation or control of any Restricted Business, nor will I engage in any other activities that conflict with the business of the Company. Furthermore, I agree to devote such time as may be necessary to fulfill my obligations to the Company.
4.Returning Company Property. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me or others pursuant to or during my employment with the Company or otherwise belonging to the Company, its successors or assigns (“Company Property”); provided, however, these restrictions shall not apply to records, notes, documents and property that are inconsequential or de minimis in value or that relate to my compensation, equity, tax records and other personal information. In the event of the termination of my employment, I agree to certify in writing that I have returned all Company Property to the Company.
5.Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer (whether I am employed as an employee, consultant, independent contractor, director, partner, officer, advisor, executive or manager) about my obligations under this Agreement and delivery by the Company of a copy of this Agreement to any such new employer. For purposes of this Agreement, so long as I am employed by any entity that is a “Company” as defined herein, my employment by the Company shall not be deemed to have terminated or expired.
6.Non-Solicitation. I agree that while I am employed by the Company and for a period of one (1) year immediately following the termination or expiration of my employment with the Company, I shall not directly or indirectly, either on behalf of myself or any other person or entity, (i) intentionally solicit, induce, recruit or encourage any employee of the Company or independent contractor of the Company who provides services to or on behalf of the Company to leave his, her or its employment or engagement with the Company, or attempt to solicit, recruit, or take away any such employees or independent contractors (or induce or encourage any such employee or independent contractor to terminate its employment or engagement with the Company); provided that after termination or expiration of my employment, this provision shall only apply to those employees or independent contractors of the Company who (A) are current employees or independent contractors of the Company and (B) were such at any time within 12 months prior to the date of such termination or expiration or (ii) intentionally interfere in any manner with the contractual or employment relationship between the Company and any employee or independent contractor of the Company or cause any such employee or independent contractor to cease employment or services with the Company; provided that after termination or expiration of my employment, this provision shall apply only to the employees or independent contractors of the Company who (A) are current employees or independent contractors of the Company and (B) were such at any time within 12 months prior to such termination or expiration. The terms “Cause” and “Good Reason” shall have the respective meanings assigned to each such term in the Employment Agreement.
7.Specific Enforcement; Remedies Cumulative; Attorney Fees. I acknowledge that the Company will be irreparably injured if the provisions of Sections 2, 4 and 6 hereof are not specifically
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enforced and I agree that the terms of such provisions (including without limitation the periods set forth in Section 6) are reasonable and appropriate. If I commit or, in the reasonable belief of the Company, threaten to commit a breach of any of the provisions of Sections 2, 4 and 6 hereof, the Company shall have the right and remedy, in addition to and not in limitation of any other remedy that may be available at law or in equity, to have the provisions of Sections 2, 4 and 6 hereof specifically enforced by any court having jurisdiction through immediate injunctive and other equitable relief, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy therefor. Such injunction shall be available without the posting of any bond or other security. Each party agrees to pay to the other party the other party’s reasonable attorney’s fees and court costs in obtaining, or defending against, the enforcement of, or determining the validity of, this Agreement or any provision hereof, whether in an action, suit, motion or matter brought by me or the Company (or any other person or entity), provided the other party is the prevailing party in such action, suit, motion or matter.
8.Re-Set of Period for Non-Solicitation. In the event that a legal or equitable action is commenced with respect to any of the provisions of Section 6 hereof and I have not strictly observed the provisions in such sections with respect to which such action has been commenced then the one-year period, described in such sections not strictly observed by me shall begin to run anew from the date of any Final Judicial Determination of such legal action. “Final Judicial Determination” shall mean the expiration of time to file any possible appeal from a final judgment in such legal action or, if an appeal is taken, the final determination of the final appellate proceeding and that any failure to do so shall constitute a breach of the provisions hereof.
9.Conflict of Interest Guidelines. I agree to diligently adhere to the Company’s policies, including any policy pertaining to conflicts of interest. I agree that if I do not adhere to any of the provisions of such guidelines, I will be in breach of the provisions hereof.
10.Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith and my employment by the Company and my services to the Company will not violate the terms of any oral or written agreement to which I am a party.
11.Company Opportunity. During the term of my employment, I shall submit to the Board all business, commercial and investment opportunities or offers presented to me or of which I become aware which relate to the business of the Company at any time during such term (“Company Opportunities”). Unless approved in advance in writing by the Board, I shall not accept or pursue, directly or indirectly, any Company Opportunities on my own behalf.
12.Cooperation. During the term of my employment and for three (3) years thereafter, I shall cooperate with the Company in any internal investigation, any administrative, regulatory or judicial investigation or proceeding or any dispute with a third party as reasonably requested by the Company (including, without limitation, my being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into my possession, all at times and on schedules that are reasonably consistent with my other permitted activities and
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commitments). In the event the Company requires my cooperation in accordance with this Section, the Company shall reimburse me solely for reasonable travel expenses (including lodging and meals) upon submission of receipts.
13.General Provisions.
(a)Governing Law; Interpretation; Venue; Waiver of Jury Trial. This Agreement will be governed by the internal substantive laws, but not the choice of law rules, of the State of California.
(i)THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FOLLOWING COURTS IN MATTERS RELATED TO THIS AGREEMENT OR MY EMPLOYMENT WITH THE COMPANY AND AGREE NOT TO COMMENCE ANY SUIT, ACTION OR PROCEEDING RELATING THERETO EXCEPT IN ANY OF SUCH COURTS: THE STATE COURTS OF THE STATE OF CALIFORNIA OR THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA.
(ii)I AGREE TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY ME, AND I ACKNOWLEDGE THAT, EXCEPT FOR THE COMPANY’S AGREEMENT TO LIKEWISE WAIVE ITS RIGHTS TO A TRIAL BY JURY (WHICH THE COMPANY HEREBY MAKES), COMPANY HAS NOT MADE ANY REPRESENTATIONS OF FACTS TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF MY OWN FREE WILL, AND THAT I HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. I FURTHER ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER AND AS EVIDENCE OF THIS FACT SIGN THIS AGREEMENT BELOW.
(b)Entire Agreement. This Agreement (including the recitals hereto, which are hereby made a binding part of this Agreement, and the Exhibits hereto) sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and therein and, effective as of the date hereof, merges and supersedes all prior discussions and agreements between the Company and me relating thereto. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.
(c)Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
(d)Successors and Assigns. This Agreement will be binding after my death upon my heirs, executors, administrators and other legal representatives, but shall otherwise not be assignable by me. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. The Company may assign this Agreement to any successor to the Company (whether by merger or otherwise) and any corporation or other entity to which the Company may, directly or indirectly, be
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sold or transfer all or substantially all of its assets and business, in which case the term “Company,” as used herein, shall mean such corporation or other successor entity.
(e)Reformation. If the provisions of this Agreement should ever be adjudicated to exceed the time, geographic, service, product or other limitations permitted by applicable law in any jurisdiction, I agree that such provisions shall be deemed reformed in such jurisdiction so as to continue to apply to the maximum time, geographic, service, product or other limitations permitted by law in such jurisdiction.
(f)Survival. Notwithstanding the expiration of my employment with the Company, either as an employee, officer, director, or independent contractor, my obligations under Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13 hereof shall survive and remain in full force and effect and the Company shall be entitled to equitable relief against me pursuant to the provisions of Section 7.
(g)Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 13(g)):
(i)If to the Company:
CarLotz, Inc.
611 Bainbridge Street, Suite 100
Richmond, VA 23224
Attn: Board of Directors
Email

With a copy to:
Freshfields Bruckhaus Deringer LLP
    601 Lexington Ave,
    New York, NY 10022
    Attn: Valerie Jacob and Lori Goodman                            Valerie.Jacob@freshfields.com                                 Lori.Goodman@freshfields.com
(ii)If to Executive, to the last address that the Company has in its personnel records for Executive, or
(iii)At any other address as any Party shall have specified by notice in writing to the other Party.
(h)Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile or PDF shall be deemed effective for all purposes.
    14. Counsel. This Agreement has been prepared in part by counsel to the Company, after full disclosure of its representation of the Company and with the consent and direction of all parties. I have
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reviewed the contents of this Agreement and fully understand its terms. I acknowledge that I am fully aware of my right to seek independent advice and the risks in not seeking such independent advice, and that I fully understand the potentially adverse interests of the parties with respect to this Agreement. I further acknowledge that neither the Company nor its Counsel has made representations or given any advice to me with respect to the consequences of this Agreement or any matters contemplated by this Agreement and that I have been advised of the importance of seeking independent counsel with respect to such consequences. By executing this Agreement, I represent that I have, after being advised of the potential conflicts between me and the Company with respect to the future consequences of this Agreement, either consulted independent legal counsel or elected, notwithstanding the advisability of seeking such independent legal counsel, not to consult with such independent legal counsel. I hereby agree at in interpretation or construction of this Agreement, the Agreement shall not be construed against either party on the basis that such party was the drafter of this Agreement or on any other basis.
    15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth in this Agreement. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by both the Company and Executive. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver or continuing waiver of any other provision hereof. Notwithstanding this Section 15, this Agreement shall be considered an exhibit to the Employment Agreement and therefore neither the Employment Agreement nor this Agreement shall supersede one another. To the extent a conflict arises between the Employment Agreement and this Agreement, the terms of this Agreement shall control for all matters relating to the non-competition, non-solicitation, and confidentiality.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and year first above written.
CARLOTZ, INC.

By: /s/ Linda Abraham_________
Name: Linda Abraham
Title: Director

EXECUTIVE

/s/ Ozan Kaya________________
Ozan Kaya

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EXHIBIT C
LIST OF PRIOR INVENTIONS
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EXHIBIT D
LIST OF RETAINED INVENTIONS

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EXHIBIT E

GENERAL RELEASE
For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge CarLotz, Inc., a Delaware corporation (the “Company”), and the Company’s affiliated, related, parent and subsidiary corporations, as well as their respective past and present parents, subsidiaries, affiliates, associates, members, stockholders, employee benefit plans, attorneys, agents, representatives, partners, joint venturers, predecessors, successors, assigns, insurers, owners, employees, officers, directors, heirs and all persons acting by, through, under, or in concert with them, or any of them (hereinafter, the “Releasees”), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination from employment of the undersigned by the Releasees, or any of them; except as expressly provided below, any claim for benefits under any stock option or other equity-based incentive plan of the Releasees (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq.; the Sarbanes-Oxley Act of 2002; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),1199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102, 69 Ops. Cal. Atty. Gen. 80 (1986); California Labor Code §§ 1102.5(a), (b); the California WARN Act, Cal. Lab. Code § 1400 et seq.; the California False Claims Act, Cal. Gov’t Code § 12650 et seq.; the California Corporate Criminal Liability Act, Cal. Penal Code § 387; the California Labor Code; the Virginia Human Rights Act, § 2.2-3900, et seq. of the Code of Virginia; the Virginia Payment of Wage Law, § 40.1-29, et seq. of the Code of Virginia; the Virginia Minimum Wage Act § 40.1-28.8, et seq. of the Code of Virginia, other Virginia statutes and regulations); and any federal, state or local laws of similar effect. Notwithstanding the foregoing, this General Release of Claims (the “Release”) shall not operate to release any Claims which the undersigned may have to (a) payments or benefits under Section 4 of the undersigned’s employment agreement with the Company, dated as of [Month, Date] 2022 (b) accrued or vested benefits the undersigned may have, if any, as of the date hereof, under any applicable Company employee benefit plan, (c) rights to indemnification arising under any indemnification agreement between the undersigned and the Company or its subsidiaries, any D&O insurance policy maintained by the Company or its subsidiaries or under the bylaws, certificate of incorporation of other similar governing document of the Company or its subsidiaries, (d) payments or benefits under any agreement evidencing outstanding equity-based awards of the Company held by the undersigned, or (e) any claims that may not be released by the undersigned as a matter of law.
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THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:
(1) THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(2) THE UNDERSIGNED HAS [TWENTY-ONE (21)]1 DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND
(3) THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned has not filed, and agrees not to initiate or cause to be initiated on the undersigned’s behalf, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body relating to any Claims released under this Release, including without limitation, any Claims relating to the undersigned’s employment or the termination of the undersigned’s employment, (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. Notwithstanding the foregoing, the undersigned may bring to the attention of the United States Equal Employment Opportunity Commission (the “EEOC”) claims of discrimination. The undersigned waives any right the undersigned may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.
The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any released Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by
1 45 days if required by applicable law.
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Releasees in defending or otherwise responding to said suit or Claim; provided, however, that the undersigned shall not be obligated to pay the Releasees’ attorneys’ fees to the extent such fees are attributable to claims under the Age Discrimination in Employment Act or a challenge to the validity of the release of claims under the Age Discrimination in Employment Act.
The undersigned shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory, false or disparaging remarks, comments, or statements, oral or written, including on social media, concerning any of the Releasees.
The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
The provisions of this Release are severable, and if any part of this Release is found to be unenforceable, the other paragraphs (or portions thereof) shall remain fully valid and enforceable.
Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Company or any Releasee. This Release and any disputes or claims arising hereunder shall be construed in accordance with, governed by and enforced under the laws of the State of California without regard for any rules of conflicts of law. The undersigned hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the following courts in matters related to this Release or the undersigned’s employment with the Company and agrees not to commence any suit, action or proceeding relating thereto except in any of such courts: The State Courts of the State of California or the United States District Court for the Central District of California.
THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS READ THIS RELEASE AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ______________ ,_______.

______________________________
Ozan Kaya

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